UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 28, 2004

InfoTech USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22693	11-2889809
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7 Kingsbridge Road, Fairfield, New Jersey 07004
(Address of principal executive office, including zip code)

Registrant's telephone number, including area code:  (973) 227-8772

Item 5.    Other Events and Required FD Disclosure

A.    New Credit Facility

        On June 30, 2004, InfoTech USA, Inc., a New Jersey corporation (“InfoTech”), a wholly-owned subsidiary of InfoTech USA, Inc., a Delaware corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Business Credit, Inc. (“Wells Fargo”) providing for a $4,000,000 credit facility (the “Credit Facility”). Amounts borrowed under the Credit Facility bear interest at Wells Fargo’s prime rate plus 3%. Unless earlier terminated, the Credit Facility matures on June 29, 2007 and automatically renews for successive one-year periods thereafter unless terminated by InfoTech or Wells Fargo. In connection with the execution of the Credit Facility, InfoTech and IBM Credit, LLC (“IBM Credit”) replaced the Agreement for Wholesale Financing dated as of April 20, 1994 between InfoTech and IBM Credit with a new wholesale financing agreement (the “Wholesale Agreement”).

        Under the terms of the Credit Agreement, Wells Fargo may, at its election, make advances from time to time in the amounts requested by InfoTech up to an amount equal to the difference between the borrowing base and the sum of (i) the amount outstanding under the Credit Facility and (ii) the $600,000 letter of credit outstanding under the Credit Facility which secures InfoTech's obligations to IBM Credit under the Wholesale Agreement. The borrowing base is equal to the lesser of (x) $4,000,000 or (y) the amount equal to (a) 85% of InfoTech's eligible accounts receivable plus (b) the amount of available funds in the Company's deposit account with Wells Fargo minus (c) certain specified reserves. As of June 30, 2004, InfoTech had a borrowing base of approximately $2,840,900 and availability of approximately $1,031,800 under the Credit Facility.

        In connection with the execution of the Credit Agreement, InfoTech paid Wells Fargo an origination fee of $40,000. Each year, InfoTech will pay Wells Fargo a facility fee of $15,000 and an unused line fee of 0.5% of the daily unused amount under the Credit Facility. In addition, InfoTech must pay Wells Fargo minimum monthly interest based on minimum borrowings of $1,500,000. InfoTech will incur additional fees if the Credit Facility is terminated by Wells Fargo upon default or if InfoTech terminates the Credit Facility prior to its termination date. These fees are $120,000 during the first year of the Credit Facility, $60,000 during the second year of the Credit Facility and $20,000 after the second year of the Credit Facility.

        The obligations of InfoTech under the Credit Agreement have been guaranteed by the Company and its subsidiary, Information Technology Services, Inc., a New York corporation (“ITS” and, together with the Company, the “Guarantors”). These guarantees have been secured by a guaranty agreement (the “Guaranty Agreement”) entered into by the Guarantors. In addition, the Company has pledged the stock of InfoTech and ITS pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) and has assigned its rights under the Loan Agreement (the “ADS Loan Agreement”) dated June 27, 2003 by and among the Company and Applied Digital Solutions, Inc., a Missouri corporation and majority stockholder of the Company (“Applied Digital”), pursuant to a collateral assignment (the “Collateral Assignment” and, together with the Credit Agreement, the Guaranty Agreement and the Stock Pledge Agreement, the “Loan Agreements”). The Credit Facility is further secured by a first priority security interest in substantially all of the assets of InfoTech.

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        The Credit Facility requires the Company and its subsidiaries to maintain certain financial covenants, including a debt to book net worth ratio of not more than 0.8, a book net worth (calculated without taking into account any impairment or write-down of goodwill) of at least $7,300,000 and a minimum net income of at least 80% of the projected cumulative net income provided by the Company to Wells Fargo. In addition, the Credit Facility prohibits the Company and its subsidiaries from incurring or contracting to incur capital expenditures exceeding $50,000 in the aggregate during any fiscal year or more than $10,000 in any one transaction. The Credit Agreement contains other standard covenants related to the Company’s operations, including prohibitions on the creation of additional liens, the incurrence of additional debt, the payment of dividends, the sale of assets and other corporate transactions by the Company, without Wells Fargo’s consent.

        Under the terms of the Wholesale Agreement, IBM Credit may, at its election, advance InfoTech up to $600,000 to be used for the purchase of computer hardware and software products approved in advance by IBM Credit. Amounts outstanding under the Wholesale Agreement are required to be secured by a $600,000 irrevocable letter of credit and bear finance charges in an amount to be agreed upon by InfoTech and IBM Credit from time to time. The Wholesale Agreement will remain in effect until terminated by either party providing at least 90 days written notice to the other party.

        The foregoing descriptions of the Loan Agreements and the Wholesale Agreement are only summaries of certain terms and conditions of those agreements and are qualified in their entirety by reference to the agreements themselves, copies of which have been filed as Exhibits 10.1 through 10.5 and which are incorporated by reference herein.

B.    Extension of Loan to ADS

        On June 28, 2004, the Company and Applied Digital entered into an amendment (the “Amendment”) to the ADS Loan Agreement pursuant to which the Company agreed to extend the date on which the principal is due under the terms of the loan from June 30, 2004 to June 30, 2005. The Amendment was contingent upon the closing of the Credit Facility with Wells Fargo. Under the terms of the loan, interest, which accrues at an annual rate of 16%, is due and payable by Applied Digital on a monthly basis. The loan is secured by a security interest in 750,000 shares of common stock of Digital Angel Corporation (“Digital Angel”), a majority-owned subsidiary of Applied Digital. On June 30, 2004, the market value of the shares of common stock of Digital Angel pledged by Applied Digital as collateral under the loan approximated $2,475,000, based on the closing price of Digital Angel’s common stock, which trades on the American Stock Exchange under the symbol “DOC”.

        The foregoing description of the Amendment is only a summary of the terms and conditions of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which has been filed as Exhibit 10.6 and which is incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

      (c)    Exhibits.

10.1	Credit and Security Agreement, dated June 29, 2004, by and among InfoTech USA, Inc., InfoTech USA, Inc., Information Technology Services, Inc. and Wells Fargo Business Credit, Inc.

10.2	Guaranty by Corporations, dated June 29, 2004, by and among InfoTech USA, Inc., Information Technology Services, Inc. and Wells Fargo Business Credit, Inc.

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10.3	Stock Pledge Agreement, dated June 29, 2004, by and between InfoTech USA, Inc. and Wells Fargo Business Credit, Inc.

10.4	Collateral Assignment of Note, dated June 29, 2004, by and between InfoTech USA, Inc. and Wells Fargo Business Credit, Inc.

10.5	Agreement for Wholesale Financing, dated June 30, 2004, by and between IBM Credit, LLC and InfoTech USA, Inc.

10.6	First Amendment to Loan Documents, dated June 28, 2004, by and between Applied Digital Solutions, Inc. and InfoTech USA, Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: July 8, 2004	By:	/s/ J. Robert Patterson
J. Robert Patterson Vice President, Chief Financial Officer, Treasurer and Director

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